SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
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                          Date of Report: June 13, 2002

                             TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                   0-22055               11-3223672
(State or Other Jurisdiction of    (Commission      IRS Employer Identification
       Incorporation)              File Number)                No.)

                              575 Lexington Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                  212-527-7518
              (Registrant's Telephone Number, including Area Code)
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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

      TTR Technologies, Inc. (hereinafter, the "Company") previously reported on a Form 8-K filed on April 24, 2002, that it had reached a non-binding agreement-in-principle with an affiliate of the Company's largest stockholder pursuant to which such entity or an affiliate thereof (the "Potential Investor") would invest approximately $1.6 million in the Company, subject to the negotiation, execution and delivery of mutually acceptable and legally binding definitive documents (the "Proposed Investment"). Subsequent thereto, the Company reported on its quarterly report on From 10Q for the three months ended March 31, 2002 that on May 9, 2002, the Company received a letter from Macrovision Corporation, one of the Company's largest stockholders and the co-developer of SAFEAUDIO, expressing its concerns about the terms of the Proposed Investment as not being in the best interest of the Company's stockholders. The Company believes that the concerns and allegations set forth in Macrovision's letter are completely without merit.

      The Company has been informed by the Potential Investor that it does not currently intend to move forward on the Proposed Investment in light of Macrovision's position with respect to the Proposed Investment and in light of the recent market price for the publicly traded shares of the Company's common stock, par value, $0.001.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2002                      TTR TECHNOLOGIES, INC.

                                         By: /s/ Sam Brill

                                         Sam Brill
                                         Chief Operating Officer